EXHIBIT 99.1

Company Contact: Mr. James G. Reindl Chairman and CEO TechPrecision Corporation Tel: 1-978-874-0591 Email: reindlj@ranor.com www.techprecision.com	Investor Relations Contact: Mr. Crocker Coulson, President CCG Investor Relations Tel: 1-646-213-1915 (NY office) Mr. Gary Chin, Tel: 1-646-213-1909 Email: crocker.coulson@ccgir.com www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Strong First Quarter Fiscal Year 2009 Results

Westminster, MA - August 14, 2008 - TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications for the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today reported strong financial results for the first quarter of fiscal year 2009, period ended March 31, 2009.

First Quarter of Fiscal 2009 Highlights

•	Net sales increased 77.9% to $11.7 million

•	Gross profit rose 101.7% to $3.4 million

•	Gross profit margin was 29.0%

•	Operating income increased 126.7% to $2.8 million

•	Net income increased 129.5% to $1.6 million

•	Net income per common share was $0.12 and $0.06 basic and diluted, versus $0.07 and $0.04 basic and diluted for the first quarter of the previous year

First Quarter of Fiscal 2009 Results

For the first fiscal quarter of 2009, sales increased to $11.7 million or 77.9%, from $6.6 million in the first quarter of fiscal 2008. This increase in sales reflected a significant increase in sales to our solar customer.

“We are pleased with the results of the first quarter of fiscal 2009 at TechPrecision, which reflected strong demand for our products and services, particularly in the alternative energy market,” said Chairman and CEO James Reindl. “We have continued to improve on our operational efficiencies and benefit from our strategy to refocus our business towards precision manufacturing and complete integration services for high volume production programs,” added Mr. Reindl.

Cost of sales for the quarter ended June 30, 2008 increased by $3.4 million to $8.3 million, an increase of 69.7%, from $4.8 million for quarter ended June 30, 2007. Cost of sales grew at a rate less than the Company’s increase in sales, resulting in a gross margin of 29.0% in the first fiscal quarter of 2009 compared to a gross margin of 25.6% in the first fiscal quarter of 2008.

Selling, administrative and other expenses for quarter ended June 30, 2008 equaled $139,000 as compared to $71,000 for quarter ended June 30, 2007, due to additional costs resulting from the commencement of a public market in the Company’s common stock during the third quarter of fiscal 2008, as well as additional expense incurred as a result of the overall increase in the Company’s business.

Income tax expense was $1.1 million in the three months ended June 30, 2008 (FYE Mar 09) as compared to $0.4 million in the three months ended June 30, 2007 (FYE Mar 08). The Company’s effective tax rate was 40% in the first quarter of fiscal 2009 as compared to 37% in the first quarter of fiscal 2008.

TechPrecision’s net income was $1.6 million ($0.12 per share basic and $0.06 per share diluted) for the quarter ended June 30, 2008 as compared to $0.7 million ($0.07 per share basic and $0.04 per share diluted) for the quarter ended June 30, 2007. The $0.9 million increase reflected the factors described above.

Financial Condition

At June 30, 2008, TechPrecision had working capital of $7.8 million as compared with working capital of $6.4 million at March 31, 2008, an increase of $1.4 million reflecting the Company’s increased level and profitability of business. The cash flows from operations were $1.2 million for the quarter ended June 30, 2008 (FYE Mar 09) as compared to $44,000 for the quarter ended June 30, 2007. The increase in operating cash flow was due to the net effect of an increase in net profits and decrease in costs incurred on uncompleted contracts. As of June 30, 2008 the Company had $3.8 million in cash and equivalents. Stockholder’s equity increased to $5.9 million, up from $4.2 million on March 31, 2008.

During the quarter ended June 30, 2008, the Company received $170,000 from the exercise of warrants to purchase 390,000 shares of common stock.

Business Outlook

TechPrecision provides a proprietary product for a customer in the alternative energy industry and has a track record of providing key components to the nuclear energy industry as well. The alternative energy industry continues to experience rapid growth. The Company is one of a few participants in the U.S. with the requisite certifications and authorizations to manufacture and transport commercial nuclear equipment, although it did not have significant revenue from this segment during fiscal 2008 or the first quarter of fiscal 2009. However, the Company believes that it is well positioned to benefit from the upcoming nuclear renaissance that is emerging worldwide. Currently though, most of the nuclear activity is being performed outside of the United States. As one of the few full-service fabrication and machining companies that can supply, large high-precision key components and complete program integration, TechPrecision believes that it is positioned well to benefit from strong anticipated demand from numerous industry sectors.

“This quarter was exceptional from an operational standpoint. We continued to gain efficiencies in our manufacturing processes, generating increased profitability to our bottom line,” stated Mr. Reindl. “Our alternative energy business continues to enjoy strong momentum, as we continued to work diligently to leverage our core competencies in large-scale metal fabrications and machining processes into other verticals.”

TechPrecision anticipates operating at a high level of capacity throughout fiscal 2009 and is currently evaluating capacity expansion plans both on- and off-site. As of June 30, 2008, the company had a backlog of firm orders totaling approximately $52.8 million compared to $33.4 million at the end of last quarter.  The Company anticipates that a significant amount of this backlog will be shipped during the year ended March 31, 2009 and the remainder in the year ended March 31, 2010.

Teleconference Information

The Company will hold a conference call at 10:00 a.m. Eastern (U.S.) time on Friday, August 15, 2008. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-753-0343 or 913-312-0658. When prompted by the operator, mention Conference Passcode 7194265.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Friday, August 15 at 12:00 p.m. Eastern Time. To access the replay, dial 888-203-1112 or 719-457-0820, and enter the Passcode 7194265.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-- Financial tables follow --

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	Three months ended
	June 30,
	2008	2007

Net sales	$11,658,134	$6,553,112
Cost of sales	8,277,803	4,877,572

Gross profit	3,380,331	1,675,540
Operating expenses:
Salaries and related expenses	435,095	344,291
Professional fees	47,687	44,045
Selling, general and administrative	138,996	70,620

Total operating expenses	621,778	458,956
Income from operations	2,758,553	1,216,584

Other income (expenses)
Interest expense	(118,781)	(132,438)
Interest income	--	275
Finance costs	(3,826)	(2,589)

Total other income (expense)	(122,607)	(134,752)

Income (loss) before income taxes	2,635,946	1,081,832
Provision for income taxes, net	(1,064,250)	(397,005)

Net income (loss)	$1,571,696	$684,827

Net gain (loss) per share of common stock (basic)	$.12	$.07
Net gain (loss) per share (fully diluted)	$.06	$.04
Weighted average number of shares outstanding (basic)	12,925,606	10,051,000
Weighted average number of shares outstanding (fully diluted)	26,421,957	19,313,683

TECHPRECISION CORPORATION CONSOLIDATED BALANCE SHEETS
	June 30, 2008 (unaudited)	March 31, 2008
CURRENT ASSETS
Cash and cash equivalents	$3,773,889	$2,852,676
Accounts receivable, less allowance for doubtful accounts of $25,000	6,400,652	4,509,336
Costs incurred on uncompleted contracts, in excess of progress billings	2,754,675	4,298,683
Inventories- raw materials	253,090	195,506
Prepaid expenses	251,833	1,039,117
Deferred income tax	90,772	-
Total current assets	13,524,911	12,895,318

Property, plant and equipment, net	2,801,876	2,810,981
Deposit on fixed assets	390,000	240,000
Deferred loan cost, net	117,867	121,692
Total assets	$16,834,654	$16,067,991

CURRENT LIABILITIES
Accounts payable	$2,038,662	$990,533
Accrued expenses	1,748,430	1,480,507
Progress billings in excess of cost of uncompleted contracts	1,327,844	3,418,898
Current maturity of long-term debt	614,467	613,832
Total current liabilities	5,729,403	6,503,770
LONG-TERM DEBT
Notes payable- noncurrent	5,251,130	5,404,981
Total liabilities	10,980,533	11,908,751
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock- par value $.0001 per share, 10,000,000 shares authorized, Of which 9,000,000 are designated as Series A Preferred Stock
With 6,484,969 shares issued and outstanding at June 30, 2008	2,344,580	2,542,643
Common stock -par value $.0001 per share, authorized — 90,000,000 shares,
Issued and outstanding — shares 13,685,995 at June 30, 2008	1,371	1,259
Paid in capital	2,946,028	2,624,892
Retained earnings (deficit)	562,142	(1,009,554)
Total stockholders’ equity	5,854,121	4,159,240
Total liabilities and stockholders’ equity	$16,834,654	$16,067,991

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
	Three Months Ended
	June 30,	June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,571,696	$684,827
Non cash items included in net loss:
Depreciation and amortization	136,471	117,295
Deferred income taxes	(90,772)	-
Shares issued for services	-	720
Changes in operating assets and liabilities:
Accounts receivable	(1,891,316)	(686,828)
Inventory	(57,584)	(12,654)
Costs incurred on uncompleted contracts	4,790	(969,695)
Prepaid expenses	787,284	113,286
Accounts payable and accrued expenses	1,316,052	796,989
Customer advances	(551,836)	-

Net cash provided by operating activities	1,224,785	43,940

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property, plant and equipment	(123,540)	(63,472)
Deposits on equipment	(150,000)	-
Net cash used in investing activities	(273,540)	(63,472)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution of WM Realty members	(46,875)	-
Additional Paid in Capital	-	(10,500)
Exercise of warrants	170,060	-
Payment of notes	(153,217)	(182,701)

Net cash provided by (used in) financing activities	(30,032)	(193,201)

Net increase (decrease) in cash and cash equivalents	921,213	(212,733)
CASH AND CASH EQUIVALENTS, beginning of period	2,852,676	1,443,998
CASH AND CASH EQUIVALENTS, end of period	$3,773,889	$1,231,265

EXHIBIT 99.2

Company Contact: Mr. James G. Reindl Chairman and CEO TechPrecision Corporation Tel: 1-978-874-0591 Email: reindlj@ranor.com www.techprecision.com	Investor Relations Contact: Mr. Crocker Coulson, President CCG Investor Relations Tel: 1-646-213-1915 (NY office) Mr. Gary Chin, Tel: 1-646-213-1909 Email: crocker.coulson@ccgir.com www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Announces Conference Call to Discuss First Quarter Fiscal 2009 Results

Westminster, MA - August 13, 2008 - TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications for the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, announced today that it will conduct a conference call at 10:00 a.m. Eastern Time on Friday, August 15, 2008 to discuss the first quarter fiscal 2009 results.

TechPrecision Corporation CEO, Mr. James Reindl and Chief Financial Officer, Ms. Mary Desmond will be participating in the conference call. The Company plans to make an earnings announcement prior to the call on Thursday, August 14, 2008.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-753-0343 or 913-312-0658. When prompted by the operator, mention Conference Passcode 7194265.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Friday, August 15 at 12:00 p.m. Eastern Time. To access the replay, dial 888-203-1112 or 719-457-0820, and enter the passcode 7194265.
About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.